Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Christian S. Schade Senior VP and CFO Phone: 609-430-2880	Laura S. Cho Investor Relations Phone: 609-430-2880, x2216	Jean Mantuano Corporate Communications (media) Phone: 609-430-2880, x2221

Medarex Announces 2006 Fourth Quarter and Year End Financial Results

Princeton, N.J.; February 28, 2007 — Medarex, Inc. (NASDAQ: MEDX) announced today its financial results for the quarter and year ended December 31, 2006.

Medarex’s net loss for the year ended December 31, 2006 was $181.7 million, or ($1.50) per share as compared to a net loss of $148.0 million, or ($1.34) per share for 2005. Medarex’s net loss for 2006 includes $10.3 million, or ($0.08) per share representing Medarex’s share of the 2006 net loss of Celldex Therapeutics, Inc. (a 60% owned subsidiary of Medarex), a non-cash charge of $19.2 million, or ($0.16) per share for stock based compensation recognized in accordance with FAS 123(R) adopted effective January 1, 2006, and a non-cash impairment charge of $5.2 million, or ($0.04) per share related to a write-down of Medarex’s investment in one its corporate partners. Excluding the impact of these items, Medarex’s net loss on a non-GAAP basis for 2006 was $147.0 million, or ($1.21) per share.

Total revenues for the year ended December 31, 2006 were $48.6 million as compared to $51.5 million for 2005.

Research and development (R&D) expenses for the year ended December 31, 2006 increased by $57.6 million, from $136.9 million in 2005 to $194.5 million in 2006. The increase relates primarily to the following: (i) approximately $6.8 million attributable to Celldex’s 2006 R&D activities, (ii) approximately $8.6 million of non-cash stock based compensation expense recorded in accordance with FAS 123(R), and (iii) approximately $15.7 million of increased costs associated with the development of ipilimumab (MDX-010). General and administrative expenses increased by $22.9 million for the year ended December 31, 2006, from $29.0 million in 2005 to $51.9 million in 2006. The 2006 increase is primarily attributable to the following: (i) approximately $9.4 million in legal and other professional fees associated with Medarex’s internal investigation of its prior stock option grant practices, (ii) approximately $5.6 million attributable to Celldex’s 2006 general and administrative activities, (iii) approximately $6.9 million of non-cash stock based compensation expense recorded in accordance with FAS 123(R), and (iv) approximately $3.7 million represents non-cash stock based compensation expense associated with one of our officers stepping down in November 2006.

Medarex ended 2006 with approximately $341.0 million in cash, cash equivalents, marketable securities and segregated cash. Approximately $14.2 million of this balance relates to Celldex. In addition, the fair market value of Medarex’s equity interest in Genmab was approximately $494.4 million.

For the three-month period ended December 31, 2006, Medarex reported a net loss of $57.7 million, or ($0.46) per share. This compares to a net loss of $45.6 million, or ($0.41) per share for the three-month period ended December 31, 2005. Included in the consolidated net loss for the three-month period ended December 31, 2006 is a net loss of $3.2 million, or ($0.03) per share representing Medarex’s share of the net loss of Celldex for the period; a non-cash charge of $7.1 million, or ($0.06) per share for stock based compensation expense recorded in accordance with FAS 123(R); and a non-cash impairment charge of $5.2 million, or ($0.04) per share related to a write-down of Medarex’s investment in one of its corporate partners. Excluding the impact of these items, Medarex’s net loss on a non-GAAP basis for the three-month period ended December 31, 2006 was $42.2 million, or ($0.34) per share.

Non-GAAP Financial Measurements

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying tables titled “NON-GAAP Financial Measures”.

Medarex’s product development and business accomplishments during the fourth quarter of 2006 include the following:

•                  Completing enrollment of the 150 patient pivotal registrational trial evaluating ipilimumab (also known as MDX-010) as a monotherapy for the treatment of second-line (previously treated) metastatic melanoma;

•                  Announcing the grant of fast track designation by the U.S. Food and Drug Adminstration (FDA) for ipilimumab used as a monotherapy in second-line metastatic melanoma patients, as well as in combination with chemotherapy in first-line (previously untreated) metastatic melanoma patients;

•                  Announcing complete and partial response data from a Phase I clinical trial in patients with lymphoma treated with a single-dose of ipilimumab after relapse of their tumor following allogeneic hematopoietic stem cell transplantation;

•                  Receiving an undisclosed milestone payment from Amgen, Inc. for the advancement of Amgen’s fourth UltiMAb®-derived antibody into clinical development;

•                  Announcing at the annual meeting of the Infectious Diseases Society of America Phase I safety results in healthy volunteers for Valortim™ (also known as MDX-1303), a fully human antibody for anthrax that is being jointly developed with PharmAthene, Inc.;

•                  Announcing with PharmAthene, Inc. the grant of $1.0 million in funding from the 2007 U.S. Department of Defense Appropriations bill for the development of Valortim™; and

•                  Collaborating with PacMab Limited for the development of a fully human antibody for the treatment of blood cancer.

In addition to fourth quarter events, other 2006 highlights include:

•                  Expanding the ipilimumab registrational program with the initiation of two separate registrational studies each under separate Special Protocol Assessment (SPA) agreements with the FDA, one for monotherapy treatment of second-line metastatic melanoma and one for combination chemotherapy (dacarbazine) treatment of first-line metastatic melanoma;

•                  Presenting encouraging Phase II and Phase I clinical data from multiple ipilimumab trials for the treatment of hormone refractory prostate cancer in combination with chemotherapy or in comabintion with immunotherapies, such as GM-CSF or the Cell Genesys, Inc. product, GVAX®, at the annual meeting of the American Society of Clinical Oncology (ASCO);

•                  Announcing at the annual meeting of ASCO and follow-up data at the EORTC-AACR-NCI meeting interim ipilimumab Phase II clinical data indicating the safety, tolerability, and potential association with relapse prevention in the melanoma adjuvant setting, where 24 of 25 patients with resected Stage IIIc or Stage IV melanoma were alive at 18 months of median follow-up;

•                  Initiating a Phase I clinical trial of MDX-1106, a fully human anti-PD-1 antibody, for the treatment of cancer that is being developed with Ono Pharmaceutical Co. Ltd.;

•                  Filing an Investigation New Drug (IND) application for MDX-1388, a fully human antibody being developed with Massachusetts Biologic Laboratories that targets C. difficile Toxin B, for the treatment of C. difficile-acquired diarrhea (CDAD);

•                  Presenting at the Digestive Diseases Week meeting Phase I safety data for MDX-066, a fully human antibody being developed with Massachusetts Biologic Laboratories that targets C. difficile Toxin A, for the treatment of CDAD;

•                  Initiating a Phase II clinical trial of MDX-1388 in combination with MDX-066 for the treatment of CDAD;

•                  Announcing the IND filings by licensing partners ImClone Systems Incorporated for an undisclosed anti-cancer antibody; by NovImmune SA for NI-0401, for a fully human anti-CD3 antibody for the treatment of autoimmune disease; and by two undisclosed partners for two separate undisclosed programs;

•                  Announcing with PharmAthene, Inc. the grant of orphan drug status and fast track designation by the U.S. Food and Drug Administration for Valortim™ for the treatment of anthrax infection, as well as the receipt of $2.05 million in funding from the 2006 U.S. Department of Defense Appropriations bill;

•                  Entering into a licensing agreement with Organon, the human health care business unit of Akzo Nobel, to develop fully human antibodies for the treatment of a variety of diseases;

•                  Collaborating with Ono Pharmaceutical Co., Ltd., for the research and development of a fully human anti-SDF-1 antibody for the potential treatment of multiple indications;

•                  Entering into strategic partnerships with Celera Genomics (an Applera Corporation business), GenPat77 Pharmacogenetics AG, Oxford Genome Sciences (UK) Ltd. and Euroscreen s.a. for developing fully human antibody products for cancer and other diseases; and

•                  Completing an offering of Medarex common stock to raise approximately $128 million.

“2006 was an exciting year for Medarex across our product pipeline, and in particular, we made terrific strides in advancing our lead program, ipilimumab, toward commercialization, with the initiation of two additional melanoma registrational studies in both the second-line and first-line settings and the completion of enrollment of the monotherapy registrational study,” said Irwin Lerner, Interim President and CEO of Medarex. “We believe that the efforts made by us and our partners to develop innovative and potentially important therapeutics, supported by our strong business fundamentals and strategic funding opportunities, will continue to build and augment the intrinsic value of the pipeline.”

Subsequent accomplishments thus far in 2007 include:

•                  Adding approximately $152 million to our cash resources through the sale of approximately 2.5 million shares of Genmab A/S common stock, bringing Medarex’s equity ownership in Genmab to approximately 11%;

•                  Filing the IND for MDX-1401, a fully human anti-CD30 antibody for the treatment of Hodgkin’s disease;

•                  Announcing the IND filing by licensing partner, ImClone Systems, for IMC-3G3, a fully human antibody for the treatment of cancer; and

•                  Collaborating with Compugen Ltd. to develop antibodies for the treatment of cancer and autoimmune diseases.

Medarex will hold a public conference call today, February 28, 2007, at 4:30 PM Eastern Time to discuss earnings and other business results. To access the call live, please dial 1-800-591-6923 within the U.S. or 1-617-614-4907 outside the U.S. The conference call passcode number is 67798978. The call will also be broadcast live via the Internet at www.medarex.com/Investor/Webcasts.htm.  An archived broadcast of the call will be available until midnight Eastern Time, March 14, 2007. The archive may be accessed via the Internet at www.medarex.com or by dialing 1-888-286-8010 within the U.S. or 1-617-801-6888 outside the U.S. The archive conference call passcode number is 77716602.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Over thirty of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with six of the most advanced product candidates currently in Phase III clinical trials. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of antibody products in patients, uncertainties related to product manufacturing, risks associated with the use of hazardous substances as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 and subsequent Quarterly Reports on Form 10-Q.  There can be no assurance that such development efforts will succeed or that other developed products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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Medarex®, the Medarex logo and UltiMAb® are registered trademarks of Medarex, Inc. All rights are reserved.

MEDAREX, INC.
Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
			(unaudited)
	2006	2005	2006	2005

Contract and license revenues	$28,289	$34,293	$6,769	$8,424
Reimbursement of development costs	20,357	17,162	4,557	5,317
Total revenues	48,646	51,455	11,326	13,741

Costs and expenses:
Research and development	194,512	136,940	52,187	40,282
General and administrative	51,928	28,969	16,801	10,289
Acquisition of in-process technology	—	8,447	—	8,447
Operating loss	(197,794)	(122,901)	(57,662)	(45,277)

Equity in net loss of affiliate	(1,037)	(6,323)	—	(2,850)
Interest income (expense), net	12,643	10,507	3,132	2,224
Impairment loss on investments in partners	(5,170)	(33,347)	(5,170)	(4,082)
Minority interest — Celldex	6,891	4,410	2,110	4,410
Non-cash gain on loss of significant influence in Genmab	3,202	—	—	—

Loss before provision for income taxes	(181,265)	(147,654)	(57,590)	(45,575)
Provision for income taxes	436	358	115	72
Net loss	$(181,701)	$(148,012)	$(57,705)	$(45,647)

Basic and diluted net loss per share	$(1.50)	$(1.34)	$(0.46)	$(0.41)

Weighted average number of common shares outstanding during the year—basic and diluted	121,126	110,309	124,593	111,688

Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2006	2005
		(1)

Cash, cash equivalents and marketable securities—Medarex	$325,494	$326,095
Cash and cash equivalents—Celldex	14,000	25,212
Marketable securities—Genmab	150,000	—
Other current assets	22,271	31,608
Property, buildings and equipment, net	84,341	85,984
Marketable securities—Genmab—non-current	344,382
Investment in Genmab	—	3,255
Investments in, and advances to affiliate and partners	8,141	6,400
Segregated cash—non current	1,477	2,033
Other assets	4,587	6,289
	$954,693	$486,876

Current liabilities	70,436	55,182
Other liabilities	97,804	110,859
Convertible notes	141,581	150,000
Minority interest	4,699	11,590
Shareholders’ equity	640,173	159,245
	$954,693	$486,876

(1)             Derived from the December 31, 2005 audited financial statements. For further information, refer to the financial statements and footnotes thereto included in Medarex’s amended Annual Report on Form 10-K/A for the year ended December 31, 2005.

MEDAREX, INC.

Condensed Statements of Operations

(Non-GAAP Basis)

(In thousands, except per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2006	2005	2006	2005

Contract and license revenues	$27,446	$34,233	$6,585	$8,398
Reimbursement of development costs	20,357	17,162	4,557	5,317
Total revenues	47,803	51,395	11,142	13,715
Costs and expenses:
Research and development	175,549	131,612	47,080	37,720
General and administrative	32,756	25,423	9,098	9,872
Operating loss	(160,502)	(105,640)	(45,036)	(33,877)
Equity in net loss of affiliate	(1,037)	(6,323)	—	(2,850)
Interest income (expense), net	11,755	10,217	2,903	1,934
Non-cash gain on loss of significant influence in Genmab	3,202	—	—	—

Loss before provision for income taxes	(146,582)	(101,746)	(42,133)	(34,793)
Provision for income taxes	436	358	115	72
Net loss	$(147,018)	$(102,104)	$(42,248)	$(34,865)

Basic and diluted net loss per share	$(1.21)	$(0.93)	$(0.34)	$(0.31)

Weighted average number of common shares outstanding during the year — basic and diluted	121,126	110,309	124,593	111,688

MEDAREX, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss(1))

(In thousands, except per share data)

(unaudited)

GAAP Net loss	$(181,701)	$(148,012)	$(57,705)	$(45,647)
Celldex Net loss (2)	17,227	16,971	5,276	11,110
Minority interest — Celldex (2)	(6,891)	(4,410)	(2,110)	(4,410)
Stock-based compensation expense (3)	19,177	—	7,121	—
Impairment loss on investments in partners(4)	5,170	33,347	5,170	4,082
Non-GAAP Net loss	$(147,018)	$(102,104)	$(42,248)	$(34,865)

GAAP Net loss
per share, basic and diluted	$(1.50)	$(1.34)	$(0.46)	$(0.41)

Non-GAAP Net loss
per share, basic and diluted	$(1.21)	$(0.93)	$(0.34)	$(0.31)

Shares used in computing basic and diluted
Non-GAAP net loss per share	121,126	110,309	124,593	111,688

(1)             Non-GAAP amounts are intended to illustrate Medarex’s results of operations for the years ended December 31, 2006 and 2005 and the three-month periods ended December 31, 2006 and 2005, excluding the items discussed below.  Management of Medarex believes that the Non-GAAP results provide insight into Medarex’s performance by focusing on results generated by its ongoing operations.

(2)             In management’s view, the operations of Celldex are not necessarily indicative of or directly attributable to Medarex’s continuing operations.

(3)             For the twelve and three-month periods ended December 31, 2006, Medarex incurred $19.2 million and $7.1 million in non-cash stock compensation expense of which $8.6 million and $1.8 million is included in research and development expenses and $10.6 million and 5.3 million is included in general and administrative expenses.  Stock  compensation expense includes costs associated with stock awards including stock options which were recorded in accordance with the provisions of FAS 123(R).  FAS 123(R) requires companies to record stock-based payments   in the financial statements using a fair value method. Medarex adopted FAS 123(R) on a modified prospective basis beginning on January 1, 2006.

(4)             For the twelve and three-month periods ended December 31, 2006, Medarex incurred $5.2 million and $5.2 million in non cash impairment loss on investments in partners.  For the twelve and three-month period ended December 31, 2005, Medarex incurred $33.3 million and $4.1 million in non cash impairment loss on investments in partners.